UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2010 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   617-402-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The athenahealth Executive Incentive Plan

On March 30, 2010, the compensation committee of the Board of Directors of athenahealth, Inc. (the “Company”) approved the athenahealth Executive Incentive Plan (the “Plan”) relating to the payment of cash incentive compensation to the Company’s executive officers. The Plan is administered by the Company’s Board of Directors or its designated committee (the “Plan Administrator”) and has two parts, one for the Company’s Chief Executive Officer (the “CEO Plan”) and another for the heads of the Company’s corporate and divisional areas (the “SLT Plan”). The Plan Administrator annually determines the goals that serve as the basis for incentive compensation awards under the CEO Plan. For the SLT Plan, the Chief Executive Officer develops the underlying annual goals, which are then submitted to the Plan Administrator for approval. Upon change of control of the Company, death, disability, retirement, termination, or a change of position, a participant in the Plan will be eligible for payment of an award pro-rated for the time of his or her participation in the Plan prior to the disqualifying event.

The SLT Plan goals are set forth in the corporate scorecard, which includes metrics relating to the Company’s financial performance, estimated bookings, client satisfaction, service operations performance, and retention of the Company’s employees. Each of these metrics is assigned a percentage weight and includes quarterly and annual performance targets. In regard to the CEO Plan, the compensation committee has not yet determined the criteria that will apply to the Chief Executive Officer. Any and all provisions of the Plan, including underlying goals, may be cancelled, altered, or amended by the Plan Administrator at any time. The Company cannot currently determine the benefits, if any, to be paid to the Company’s executives in the future under the Plan.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

2009 Long-Term Incentive Awards

On March 30, 2010, the compensation committee of the Company’s Board of Directors approved non-qualified stock option and restricted stock unit awards to the Company’s named executive officers in connection with their performance during 2009. These awards were granted as of April 1, 2010. The number of awards for each named executive officer is as follows:

Named Executive Officer	Non-Qualified Stock Options	Restricted Stock Units
Jonathan Bush	154,000	-
Nancy G. Brown	-	10,000
Robert L. Cosinuke	6,250	7,500
Robert M. Hueber	-	10,000

Subject to the recipient’s continued employment with the Company, 25% of the stock options and restricted stock units in each grant vest on each of the first four anniversaries of the vesting start date, February 15, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	The athenahealth Executive Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)

April 5, 2010	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein
General Counsel, VP, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	The athenahealth Executive Incentive Plan